                                                                  EXHIBIT 99.1

[GENCORP LOGO]


News Release
------------


INVESTOR CONTACT:      YASMIN SEYAL
                       SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                       916-351-8585

PRESS CONTACT:         LINDA BEECH CUTLER
                       VICE PRESIDENT, CORPORATE COMMUNICATIONS
                       916-351-8650


FOR IMMEDIATE RELEASE


                     GENCORP CERTIFIES COMPANY'S FINANCIALS

SACRAMENTO, CA - OCTOBER 15, 2002 - GenCorp Inc. (NYSE:GY) announced today that Terry Hall, president and chief executive officer, and Yasmin Seyal, senior vice president and chief financial officer have certified the Company's financial reports in compliance with the Securities and Exchange Commission's order of June 27, 2002 and pursuant to the Sarbanes-Oxley Act. The certifications were filed today as was the Company's third quarter 2002 Form 10-Q for the period ending August 31,2002.

GenCorp is a multi-national, technology-based manufacturer with leading positions in the automotive, aerospace, defense and pharmaceutical fine chemicals industries. Additional information about GenCorp can be obtained by visiting the Company's web-site at http://www.GenCorp.com.